Exhibit 99.1

Worldwide Headquarters	Maximillian Marcy
1200 Willow Lake Boulevard	Investor Relations Contact
St. Paul, Minnesota 55110-5101	651-236-5062

NEWS	For Immediate Release	March 25, 2015

H.B. Fuller Reports First Quarter 2015 Results

First Quarter Adjusted Diluted EPS $0.301;

First Quarter Diluted EPS $0.19;

Fiscal Year 2015 Adjusted Diluted EPS Plan Maintained At $2.60

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the first quarter that ended February 28, 2015.

Items of Note for the First Quarter of 2015:

•	Constant currency revenue increased 1.4 percent compared to the prior year, led by over 20 percent growth in Construction Products;

•	Selling, General and Administrative (SG&A) expenses were tightly controlled, down 2 percent versus the prior year’s first quarter;

•	Financial results of international operations reduced due to strength of the US dollar; some regions experiencing margin pressure from US dollar based costs;

•	Benefit from lower raw material costs beginning to be realized;

•	Completed anticipated acquisition of Tonsan Adhesive in China.

First Quarter 2015 Results:

Net income for the first quarter of 2015 was $9.7 million, or $0.19 per diluted share, versus net income of $14.6 million, or $0.28 per diluted share, in last year’s first quarter. Adjusted diluted earnings per share in the first quarter of 2015 were $0.301, down versus the prior year’s adjusted result of $0.491.

Net revenue for the first quarter of 2015 was $470.7 million, down 3.2 percent versus the first quarter of 2014. Higher volume and higher average selling prices positively impacted net revenue growth by 1.0 and 0.4 percentage points, respectively. Foreign currency translation negatively impacted net revenue growth by 4.6 percentage points. Constant currency revenue grew by 1.4 percent year-over-year.

Gross profit margin was down versus the prior year’s result primarily due to excess costs associated with the business integration project in Europe and negative impacts of foreign exchange rate changes in several regions. SG&A expense was well controlled, down 2 percent versus the prior year’s first quarter.

“We are off to a solid start to our 2015 fiscal year,” said Jim Owens, H.B. Fuller president and chief executive officer. “We completed the acquisition of the Tonsan adhesive business in China in early February and welcomed the Tonsan team to H.B. Fuller. Our Construction Products segment was very active finalizing the integration of the ProSpec acquisition that we completed last fall and preparing for the launch of a significant new volume of business with a key customer. Clearly, the significant and broad-based strengthening of the US dollar against most foreign currencies that continued through the first quarter had a negative impact on our business and lowered our reported financial results. We anticipate offsetting this impact by capitalizing on the opportunity for lower raw material costs in some product lines that has developed due to lower petrochemical costs and a more favorable supply and demand environment. Overall we remain committed to achieving our full year adjusted EPS target of $2.60, though the path to achieve that result has been adjusted in response to the changing global environment.”

Balance Sheet and Cash Flow:

At the end of the first quarter of 2015, we had cash totaling $72 million and total debt of $764 million. This compares to fourth quarter 2014 cash and debt levels of $78 million and $575 million, respectively. Sequentially, net debt was up by $195 million, which was primarily related to the additional debt drawn to complete the acquisition of Tonsan. Cash flow from operations was positive $74 million in the first quarter. Capital expenditures were $28 million in the first quarter.

Fiscal 2015 Outlook:

The current global operating environment is very dynamic so we are making adjustments to our operating plan to mitigate the negative trends and take advantage of other emerging opportunities. At the beginning of the year we communicated an adjusted diluted EPS target of $2.60 for 2015 and we are confirming the EPS target of $2.60 at this time. Although the full-year earnings target remains unchanged, we have updated our plan to achieve this result. The most meaningful changes in our outlook today relative to our original plan include: (1) the US dollar is significantly stronger than we had originally forecast and this is negatively impacting the translation of our international results and in some cases creating margin pressure in regions where US dollar-denominated costs are matched against revenue in non-US dollar currencies; (2) the recovery in our European business is moving forward at a slightly slower pace than we anticipated; (3) we expect our constant currency revenue growth to be slightly lower than originally planned, primarily due to the slow start we experienced in the first quarter of this year in our Americas and EIMEA operating segments; (4) we are now expecting some benefits from raw materials to impact this year’s results in certain product lines and market segments and (5) the acquisition of Tonsan is now complete and we expect some modest EPS accretion from this business over the remainder of the year.

We now anticipate that revenue for the full year will be about $2,150 million, up about 2 percent versus the prior year. The reduced revenue outlook relative to our original guidance is primarily driven by expectations for continued strength of the US dollar and, based on today’s rates, we expect a full-year negative currency impact of 6 percent. We completed the acquisition of Tonsan in February 2015. We expect Tonsan to contribute about $80 million in revenue in the 2015 fiscal year and should add about $0.05 to our adjusted diluted EPS. The expected results of the Tonsan acquisition are now included in our financial guidance for 2015. Finally, we now anticipate that our core tax rate for the full year will be about 31 percent, slightly higher than our original projections, due to changes in the expected geographic mix of our pre-tax income.

Conference Call:

The Company will host an investor conference call to discuss first quarter 2015 results on Thursday, March 26, 2015, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the Investor Relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding segment operating income, adjusted diluted earnings per share and earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About H.B. Fuller Company:

For over 125 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2014 net revenue of $2.1 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world’s biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in packaging, hygiene, general assembly, electronic and assembly materials, paper converting, woodworking, construction, automotive and consumer businesses. And our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at www.hbfuller.com and subscribe to our blog.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company’s ability to effectively integrate and operate acquired businesses; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-K filing for the fiscal year ended November 29, 2014. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended February 28, 2015	Percent of Net Revenue	13 Weeks Ended March 1, 2014	Percent of Net Revenue
Net revenue	$470,661	100.0%	$485,981	100.0%
Cost of sales	(354,455)	(75.3%)	(352,936)	(72.6%)

Gross profit	116,206	24.7%	133,045	27.4%

Selling, general and administrative expenses	(94,833)	(20.1%)	(96,799)	(19.9%)
Special charges, net	(2,361)	(0.5%)	(11,734)	(2.4%)
Other income (expense), net	363	0.1%	(1,050)	(0.2%)
Interest expense	(6,102)	(1.3%)	(4,126)	(0.8%)

Income before income taxes and income from equity method investments	13,273	2.8%	19,336	4.0%

Income taxes	(4,769)	(1.0%)	(6,541)	(1.3%)

Income from equity method investments	1,291	0.3%	1,854	0.4%

Net income including non-controlling interests	9,795	2.1%	14,649	3.0%

Net income attributable to non-controlling interests	(85)	(0.0%)	(78)	(0.0%)

Net income attributable to H.B. Fuller	$9,710	2.1%	$14,571	3.0%

Basic income per common share attributable to H.B. Fuller[a]	$0. 19		$0.29

Diluted income per common share attributable to H.B. Fuller	$0.19		$0.28

Weighted-average common shares outstanding:
Basic	50,188		49,910
Diluted	51,379		51,255

Dividends declared per common share	$0.120		$0.100

Selected Balance Sheet Information (subject to change prior to filing of the Company’s Quarterly Report on Form 10-Q)

	February 28, 2015	November 29, 2014	March 1, 2014
Cash & cash equivalents	$71,574	$77,569	$113,047
Trade accounts receivable, net	335,536	341,307	327,314
Inventories	275,038	251,290	260,763
Trade payables	195,000	174,494	208,099
Total assets	2,097,472	1,869,006	1,909,107
Total debt	763,570	574,884	533,697

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	13 Weeks Ended February 28, 2015	13 Weeks Ended March 1, 2014
Net Revenue:
Americas Adhesives	$203,943	$209,666
EIMEA	147,562	171,559
Asia Pacific	69,993	65,047
Construction Products	49,163	39,709

Total H.B. Fuller	$470,661	$485,981

Segment Operating Income:[2]
Americas Adhesives	$20,788	$25,206
EIMEA	(722)	8,440
Asia Pacific	(486)	1,788
Construction Products	1,793	812

Total H.B. Fuller	$21,373	$36,246

Depreciation Expense:
Americas Adhesives	$4,164	$3,800
EIMEA	4,310	3,255
Asia Pacific	1,918	1,261
Construction Products	1,186	848

Total H.B. Fuller	$11,578	$9,164

Amortization Expense:
Americas Adhesives	$1,358	$1,391
EIMEA	1,722	1,936
Asia Pacific	875	495
Construction Products	2,193	1,953

Total H.B. Fuller	$6,148	$5,775

EBITDA:[3]
Americas Adhesives	$26,310	$30,397
EIMEA	5,310	13,631
Asia Pacific	2,307	3,544
Construction Products	5,172	3,613

Total H.B. Fuller	$39,099	$51,185

Segment Operating Margin:[4]
Americas Adhesives	10.2%	12.0%
EIMEA	(0.5%)	4.9%
Asia Pacific	(0.7%)	2.7%
Construction Products	3.6%	2.0%

Total H.B. Fuller	4.5%	7.5%

EBITDA Margin:[3]
Americas Adhesives	12.9%	14.5%
EIMEA	3.6%	7.9%
Asia Pacific	3.3%	5.4%
Construction Products	10.5%	9.1%

Total H.B. Fuller	8.3%	10.5%

Adjusted EBITDA[5]:
Americas Adhesives	26,310	30,332
EIMEA	5,364	15,000
Asia Pacific	5,670	3,580
Construction Products	5,743	3,613

Total H.B. Fuller	43,087	52,525

Adjusted EBITDA Margin[5]:
Americas Adhesives	12.9%	14.5%
EIMEA	3.6%	8.7%
Asia Pacific	8.1%	5.5%
Construction Products	11.7%	9.1%

Total H.B. Fuller	9.2%	10.8%

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

NET REVENUE GROWTH

(unaudited)

13 Weeks Ended February 28, 2015

	Americas Adhesives	EIMEA	Asia Pacific	Construction Products	Total HBF
Price	0.3%	0.1%	0.3%	1.9%	0.4%
Volume	(2.3%)	(3.3%)	10.9%	21.9%	1.0%

Constant Currency Growth	(2.0%)	(3.2%)	11.2%	23.8%	1.4%
F/X	(0.7%)	(10.8%)	(3.6%)	0.0%	(4.6%)

	(2.7%)	(14.0%)	7.6%	23.8%	(3.2%)

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended February 28, 2015	13 Weeks Ended March 1, 2014
Net income including non-controlling interests	$9,795	$14,649

Income from equity method investments	(1,291)	(1,854)
Income taxes	4,769	6,541
Interest expense	6,102	4,126
Other income (expense), net	(363)	1,050
Special charges	2,361	11,734

Segment operating income[2]	21,373	36,246

Depreciation expense	11,578	9,164
Amortization expense	6,148	5,775

EBITDA[3]	$39,099	$51,185

EBITDA margin[3]	8.3%	10.5%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended February 28, 2015	13 Weeks Ended March 1, 2014
Net revenue	$470,661	$485,981
Cost of sales	(354,455)	(352,936)

Gross profit	116,206	133,045

Selling, general and administrative expenses	(94,833)	(96,799)

Segment operating income[2]	21,373	36,246
Depreciation expense	11,578	9,164
Amortization expense	6,148	5,775

EBITDA[3]	$39,099	$51,185

EBITDA margin[3]	8.3%	10.5%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

		13 Weeks Ended February 28, 2015	Adjustments	Adjusted 13 Weeks Ended February 28, 2015
Net revenue		$470,661	$—	$470,661
Cost of sales		(354,455)	(3,150)	(351,305)

Gross profit		116,206	(3,150)	119,356

Selling, general and administrative expenses		(94,833)	(838)	(93,995)

Acquisition and transformation related costs	(472)
Workforce reduction costs	(56)
Facility exit costs	(1,529)
Other related costs	(304)

Special charges, net		(2,361)	(2,361)	—

Other income (expense), net		363	—	363
Interest expense		(6,102)	(100)	(6,002)

Income before income taxes and income from equity method investments		13,273	(6,449)	19,722

Income taxes		(4,769)	967	(5,736)

Income from equity method investments		1,291	—	1,291

Net income including non-controlling interests		9,795	(5,482)	15,277

Net income attributable to non-controlling interests		(85)		(85)

Net income attributable to H.B. Fuller		$9,710	$(5,482)	$15,192

Basic income (loss) per common share attributable to H.B. Fuller		$0.19	$(0.11)	$0.30

Diluted income (loss) per common share attributable to H.B. Fuller		$0.19	$(0.11)	$0.30 [1]

Weighted-average common shares outstanding:
Basic		50,188	50,188	50,188
Diluted		51,379	51,379	51,379

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

		13 Weeks Ended March 1, 2014	Adjustments	Adjusted 13 Weeks Ended March 1, 2014
Net revenue		$485,981	$—	$485,981
Cost of sales		(352,936)	(1,340)	(351,596)

Gross profit		133,045	(1,340)	134,385

Selling, general and administrative expenses		(96,799)		(96,799)

Acquisition and transformation related costs	(1,708)
Workforce reduction costs	(2,059)
Facility exit costs	(5,126)
Other related costs	(2,841)

Special charges, net		(11,734)	(11,734)	—

Other income (expense), net		(1,050)	—	(1,050)
Interest expense		(4,126)	—	(4,126)

Income before income taxes and income from equity method investments		19,336	(13,074)	32,410

Income taxes		(6,541)	2,618	(9,159)

Income from equity method investments		1,854	—	1,854

Net income including non-controlling interests		14,649	(10,456)	25,105
Net income attributable to non-controlling interests		(78)	—	(78)

Net income attributable to H.B. Fuller		$14,571	$(10,456)	$25,027

Basic income (loss) per common share attributable to H.B. Fuller[a]		$0.29	$(0.21)	$0.50

Diluted income (loss) per common share attributable to H.B. Fuller[a]		$0.28	$(0.20)	$0.49 [1]

Weighted-average common shares outstanding:
Basic		49,910	49,910	49,910
Diluted		51,255	51,255	51,255

a	Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

ADJUSTED EARNING PER SHARE RECONCILIATION

In thousands (unaudited)

	13 weeks ended February 28, 2015			13 weeks ended March 1, 2014
	Income before Income Tax	Income Taxes	Diluted EPS[a]	Income before Income Tax	Income Taxes	Diluted EPS[a]
GAAP Earnings	$14,479	$4,769	$0.19	$21,112	$6,541	$0.28

Special charges, net	2,361	330	0.04	11,734	2,329	0.18
Acquisition project costs	3,246	419	0.06	—	—	—
Construction Products	571	218	0.01	—	—	—
Other	271	—	0.01	1,340	289	0.02

Adjusted Earnings	$20,928	$5,736	$0.30	$34,186	$9,159	$0.49

a	Income per share amounts may not add due to rounding

[1]	Adjusted diluted earnings per share (EPS) is a non-GAAP financial measure and excludes items listed on the adjusted earnings per share reconciliation table above which excludes: special charges associated the “business integration” and acquisition project costs.
[2]	Segment operating income is defined as gross profit less SG&A expense. Items that are reported on the special charges line of the income statement are excluded from the segment operating income calculation.
[3]	EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. On a segment basis it is defined as operating income, plus depreciation expense, plus amortization expense. EBITDA margin is defined as EBITDA divided by net revenue.
[4]	Segment operating margin is a non-GAAP financial measure defined as gross profit, less SG&A expense, divided by net revenue.
[5]	Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures and exclude items listed on the adjusted earnings per share reconciliation table above.